SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]   Preliminary information statement              [ ]1  Confidential, for Use of the Commission Only (as
                                                     permitted by Rule 14c-5(d)(2))

|X|2  Definitive information statement

                             PRINTONTHENET.COM, INC.

     -----------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]3  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).

[ ]4  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

          |X|5 Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                             PRINTONTHENET.COM, INC.
                       4491 South State Road 7, Suite 200
                         Fort Lauderdale, Florida 33314

                              INFORMATION STATEMENT

                                  INTRODUCTION

         This information statement is being mailed or otherwise furnished to stockholders of PrintOnTheNet.com, Inc., a Delaware corporation, in connection with the prior approval by our Board of Directors, and receipt by the Board of approval by written consent of the holders of a majority of our outstanding shares of common stock, of an amendment to our Restated Certificate of Incorporation to increase the authorized capital stock from 50,000,000 shares to 90,000,000 shares, which will include an increase in the authorized shares of common stock, par value $.001 (the "Common Stock"), to 80,000,000 shares from 40,000,000 shares. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained. This Information Statement is furnished solely for the purpose of informing shareholders in the manner required under the Securities Exchange Act of 1934, as amended, of these corporate actions before they take effect.

         This Information Statement is being first sent to stockholders on or about January 18, 2000. We anticipate that the actions will take effect on or about February 7, 2000.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                      INCREASE IN AUTHORIZED CAPITAL STOCK

         The Board of Directors of PrintOnTheNet.com, Inc., on December 20, 1999, approved an Amendment to our Restated Certificate of Incorporation (the "Amendment") to increase our authorized capital stock to 80,000,000 shares of Common Stock from 40,000,000 shares of Common Stock. No change is to be made to the authorized number of shares of our Preferred Stock. Our Board of Directors believes that it is advisable and in our best interests to have available additional authorized but unissued shares of Common Stock in an amount adequate to facilitate the raising of additional capital through the private sale of our capital stock (including in connection with the private placement (the "Private Placement") discussed below) and to provide for our future needs.

                                  VOTE REQUIRED

         The vote which was required to approve the Amendment was the affirmative vote of the holders of a majority of our voting capital stock. Each holder of our Common Stock is entitled to one (1) vote for each share held. The record date for purposes of determining the number of outstanding shares of Common Stock of the Company, and for determining stockholders entitled to vote, is the close of business on January 5, 2000 (the "Record Date").

         As of the Record Date, the Company had outstanding 27,560,456 shares of Common Stock. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the Common Stock is Florida Atlantic Stock Transfer, Inc., Tamarac, Florida.

                                  VOTE OBTAINED
               SECTION 228 OF THE DELAWARE GENERAL CORPORATION LAW

         Section 228 of the Delaware General Corporation Law (the "Delaware Law") provides that the written consent of the holders of the outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 242 of the Delaware Law and the Bylaws of the Company, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to amend the Restated Certificate of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of the voting capital stock of the Company. Accordingly, the stockholders will not be asked to take action on the Amendment at any future meeting.

         Pursuant to Section 228 of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenters' or appraisal rights under the Delaware Law are afforded to the Company's stockholders as a result of the approval of the Amendment.

                              THE PRIVATE PLACEMENT

         We intend to commence a Private Placement to raise gross proceeds of up to a maximum of $5.0 million (plus an overallotment option of an additional $1.0 million). In the Private Placement, we will be offering up to a total of 1,704,540 shares of a newly designated series of preferred stock at $3.52 per share. The preferred stock will be convertible into our Common Stock on a ten-for-one basis. We intend to use the proceeds from the Private Placement for website development, research and development, acquisitions and working capital.

         In a related transaction, we sold for $100,000 five-year warrants (the "Advisory Warrants") to purchase 6,000,000 shares of Common Stock at an exercise price of $.10 per share to the placement agent of the Private Placement and its affiliates in connection with investment banking and advisory services. In connection with the Private Placement, in addition to the other fees to be paid to the placement agent, we will issue to the placement agent five-year warrants (the "Agent's Warrants") to purchase, at an exercise price of $3.52 per share, the number of shares of preferred stock which equals 10% of the shares sold in the Private Placement.

         The following table summarizes Common Stock issued, reserved or to-be-reserved assuming all contemplated transactions occur as presently planned:

          Currently outstanding shares                           27,560,456
          Private Placement Preferred Stock                      17,045,400
          Advisory Warrants                                       6,000,000
          Agent's Warrants                                        1,704,540
          Employee Incentive Plan                                 4,000,000
                                                                -----------
                                                       Total     56,310,396

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         As of the Record Date, 27,560,456 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote on all matters submitted to a vote by stockholders. The consent of the holders of a majority of the outstanding shares of Common Stock was required to approve the Amendment. The following table sets forth the number of shares, based on information obtained from the persons named below, of the Common Stock of the Company beneficially owned as of the Record Date by owners of more than 5% of the Company's Common Stock, and all officers and directors of the Company individually and as a group.

          Name and Address of                       Amount and Nature                    Percent of Class3
           Beneficial Owner1                          of Beneficial
                                                      Ownership2, 3
          -------------------                       -----------------                    -----------------
Benjamin Rogatinsky                                     11,260,825                            40.86%
(Director,  Chairman  of the  Board  and
Chief Executive Officer)

Samuel Rogatinsky                                       11,260,825                            40.86%
(Director and President)
Paul Lambert                                             1,185,350                             4.30%
(Director)

Robert Norris                                                    0                               0
(Chief Financial Officer) 4
All officers and directors as a group4                  23,707,000                            86.02%


                                            By Order of the Board of Directors

                                                     /s/ Benjamin Rogatinsky
                                                     -----------------------
                                                     Benjamin Rogatinsky
                                                     Chairman

January 18, 2000
Fort Lauderdale, Florida

-------------------------
1 The address of each of the persons listed above is in care of the Company at 4491 South State Road 7, Suite 200, Fort Lauderdale, Florida 33314.
2 Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of stock beneficially owned by them.
3 Based upon 27,560,456 shares of Common Stock outstanding as of the Record Date. Does not include options or warrants which may not be exercisable within 60 days, including the 6,000,000 Advisory Warrants sold to the placement agent of the Private Placement and its affiliates.
4 Does not include 125,000 shares of the Company's Common Stock that may be issued upon the exercise of outstanding options which are not exercisable within 60 days.